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                                                                  Exhibit 10.3.2



                   AMENDMENT NO. ONE TO EMPLOYMENT AGREEMENT


     Amendment No. One, dated as of April 1, 1994, to Employment Agreement, dated as of March 1, 1994, between NORWALK SAVINGS SOCIETY, a mutual savings bank organized and existing under the laws of the State of Connecticut with headquarters located in Norwalk, Connecticut (the "Bank"), and JEREMIAH T. DORNEY of Wilton, Connecticut ("Executive").

                                   RECITALS

     WHEREAS, the Bank and the Executive mutually desire to amend the Employment Agreement, dated as of March 1, 1994.

     NOW THEREFORE, the parties agree as follows:

     1. Section 5(b) of the Employment Agreement shall be amended to include the following sentence as the new last sentence of such Section:

     "In no event, however, shall the lump-sum payment described in the fourth sentence of this Section 5(b) be equal to or in excess of three times the Executive's then annual base salary."

     2. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument .

     3. This Amendment No. One to Employment Agreement shall be construed pursuant to and in accordance with the laws of the State of Connecticut.


     IN WITNESS WHEREOF, the parties have executed this Amendment No. One to Employment Agreement on the date first above written.

                         NORWALK SAVINGS SOCIETY


                         By
                           -------------------------------------
                              Chairman of the Board of Directors

                         EXECUTIVE


                           -------------------------------------
                              Jeremiah T. Dorney